UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

RAPT Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38997	47-3313701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

561 Eccles Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 19, 2026, RAPT Therapeutics, Inc., a Delaware corporation (the “Company” or “RAPT Therapeutics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GlaxoSmithKline LLC, a Delaware limited liability company (“Parent”), Redrose Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) and, solely for purposes of providing a guaranty pursuant to Section 8.11 of the Merger Agreement, GSK plc, a public limited company organized under the laws of England and Wales (“Ultimate Parent” or “GSK”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent will cause Purchaser to commence a cash tender offer (the “Offer”) no later than ten business days after the date of the Merger Agreement. The Offer will consist of an offer to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $58.00 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes.

The obligation of Purchaser to accept for payment, and pay for, Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject solely to the satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement, including, among other things, (i) there being validly tendered and not validly withdrawn Shares that, considered together with all other Shares (if any) beneficially owned by Parent or any of its wholly owned subsidiaries (but excluding Shares tendered pursuant to guaranteed delivery procedures, if permitted by the terms of the Offer, that have not yet been “received” by the “depositary”, as such terms are defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)), would represent a majority of Shares outstanding at the time of the expiration of the Offer, and (ii) any applicable waiting period (and any extension thereof) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and any timing agreement mutually entered by Parent and the Company with a governmental body to not consummate the Offer or Merger, shall have expired or been terminated. Parent’s and Purchaser’s obligations to consummate the Offer are not subject to a condition that any financing be received by Parent or Purchaser for the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”).

As soon as practicable following consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company or held in the Company’s treasury (other than, in each case, Shares that are held in a fiduciary or agency capacity and are beneficially owned by third parties), (b) held by the Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (c) held by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Section 262 of the DGCL, or (d) irrevocably accepted for purchase in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any applicable withholding of taxes.

In addition, as of the Effective Time, except as otherwise provided below,

(a)

each option to purchase Shares (an “Option”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, other than a 2025 Option (as defined below), will accelerate and become fully vested and be cancelled and entitle the holder thereof to receive for each Share underlying such Option a cash amount equal to the excess of (x) the Merger Consideration over (y) the exercise price payable per Share under such Option, if any (the “Option Consideration”);

(b)

each restricted stock unit of the Company (an “RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, other than any 2025 RSU (as defined below), will be cancelled and entitle the holder thereof to receive a cash amount equal to the Merger Consideration for each Share underlying such RSU (the “RSU Consideration”);

(c)

each Option that is unvested as of immediately prior to the Effective Time and was granted to an employee of the Company after March 1, 2025 (a “2025 Option”) will be cancelled and entitle the holder thereof to receive an amount in cash equal to the Option Consideration (the “Converted Option Cash Consideration”). Each holder’s right to receive the Converted Option Cash Consideration will be subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding 2025 Option immediately prior to the Effective Time; provided, that 50% of the Converted Option Cash Consideration will vest and become payable on the closing date of the Merger (the “Closing Date”) and 50% will vest and become payable on the date that is the earlier of (i) nine months following the Closing Date and (ii) the date such holder experiences an Involuntary Termination (as defined in the Merger Agreement); and

(d)

each RSU that is unvested as of immediately prior to the Effective Time and was granted to an employee after March 1, 2025 (a “2025 RSU”) will be cancelled and entitle the holder thereof to receive an amount in cash equal to the RSU Consideration (the “Converted RSU Cash Consideration”). Each holder’s right to receive the Converted RSU Cash Consideration will be subject to the same terms and conditions (including vesting, forfeiture and acceleration provisions) applicable to the corresponding 2025 RSU immediately prior to the Effective Time; provided, that, 50% of the Converted RSU Cash Consideration will vest and become payable on the Closing Date and 50% will vest and become payable on the date that is the earlier of (i) nine months following the Closing Date and (ii) the date such holder experiences an Involuntary Termination (as defined in the Merger Agreement).

At the Effective Time, each outstanding warrant to purchase Shares (a “Warrant”) that is outstanding and unexercised as of immediately prior to the Effective Time (excluding, for the avoidance of doubt, any Warrant to the extent the holder thereof has elected a cashless exercise of such Warrant prior to the Effective Time) will be converted into the right to receive cash, without any interest thereon, in an amount equal to (i) the total number of Shares subject to such Warrant immediately prior to the Effective Time, multiplied by (ii) the excess of (x) the Merger Consideration over (y) the exercise price per Share under such Warrant.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to operate its business and operations in all material respects in the ordinary course and has agreed to certain other interim operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to, directly or indirectly, solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to a written alternative acquisition proposal that the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with fiduciary duties of the Company Board under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer (the “Company Board Recommendation”) and not, among other things, (i) (A) withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), or publicly propose to withdraw or qualify (or modify in a manner adverse to Parent or Purchaser), the Company Board Recommendation, (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any alternative acquisition proposal, (C) fail to include the Company Board Recommendation in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (discussed below), (D) if any acquisition proposal is structured as a tender offer or exchange offer for the outstanding Shares and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Parent or an affiliate of Parent), fail to recommend, within 10 business days after such commencement, rejection of such tender offer or exchange offer, or (E) publicly propose to do any of the foregoing (any such action in (i), a “Company Adverse Change Recommendation”), or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Company Acquisition

Agreement (as defined in the Merger Agreement) (other than an acceptable confidentiality agreement) with respect to any alternative acquisition proposal. Notwithstanding these restrictions, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Company Adverse Change Recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal or make a Company Adverse Change Recommendation in response to a Change in Circumstance (as defined in the Merger Agreement), subject in each case to certain notice and matching rights in favor of Parent and payment of the termination fee described below in certain circumstances.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) termination by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal or (ii) termination by Parent due to a Company Adverse Change Recommendation, the Company will be required to pay to Parent a termination fee (the “Company Termination Fee”) of an amount in cash equal to $78.4 million. The Company Termination Fee is also payable if: (x) the Merger Agreement is terminated in certain circumstances, (y) after the date of the Merger Agreement and prior to such termination (or the End Date (as defined below), if such termination is due to the occurrence of the End Date) a bona fide proposal for an alternative acquisition transaction has been publicly disclosed and not withdrawn, and (z) within 12 months of such termination, the Company enters into a definitive agreement with respect to, or consummates, an alternative acquisition transaction. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement.

The Merger Agreement further provides that Parent will be required to pay the Company a reverse termination fee of an amount in cash equal to $100.8 million in the event the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by Parent or the Company either (A) due to the existence of a permanent legal restraint under the HSR Act, or (B) due to the Offer not being consummated by July 19, 2026 (“End Date”) (provided that the End Date may be extended by either Parent or the Company by written notice to the other on or prior to the initial End Date for an additional 90 days each pursuant to the Merger Agreement), when, at the time of termination, the applicable regulatory conditions to the Offer, as such relate to the HSR Act, have not been satisfied, and all other Offer Conditions (other than the Offer Conditions that are by their nature to be satisfied at the Offer Acceptance Time) have been satisfied or waived.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent, Purchaser or Ultimate Parent, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other Transactions. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser, Ultimate Parent or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders or investors. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Support Agreements

On January 19, 2026, in connection with the execution of the Merger Agreement, certain stockholders of the Company (collectively, the “Supporting Stockholders”) entered into tender and support agreements with Parent and Purchaser (the “Tender and Support Agreements”). The Supporting Stockholders held an aggregate of approximately 0.25% of the outstanding Shares as of January 16, 2026.

Each Tender and Support Agreement provides that each Supporting Stockholder, solely in such Supporting Stockholder’s capacity as a holder of Shares, will tender all of the Shares held by such Supporting Stockholder (the “Subject Shares”) in the Offer. Each Tender and Support Agreement also provides that, in connection with any meeting of stockholders of the Company, or any action by written consent, in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Offer, the Merger, the Merger Agreement or any alternative acquisition proposal, the applicable Supporting Stockholder will, among other matters, vote all of the Subject Shares (i) against any alternative acquisition proposal, (ii) against any change in membership of the Company Board that is not recommended or approved by the Company Board, and (iii) against any other proposed action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, adversely affect or prevent the consummation of the Offer, the Merger or the other Transactions.

Each Tender and Support Agreement terminates upon the earliest to occur of the termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Tender and Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 20, 2026, Ultimate Parent and the Company issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the joint press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 19, 2026, by and among RAPT Therapeutics, Inc., GlaxoSmithKline LLC, Redrose Acquisition Co. and, solely for purposes of Section 8.11 thereto, GSK plc.

10.1	Form of Tender and Support Agreement, dated as of January 19, 2026, by and among GlaxoSmithKline LLC, Redrose Acquisition Co. and the stockholders party thereto.

99.1	Joint press release issued by GSK plc and RAPT Therapeutics, Inc., dated January 20, 2026

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of RAPT Therapeutics and GSK, including statements relating to the ability to complete and the timing of completion of the Transactions, including the anticipated occurrence, manner and timing of the proposed Offer, the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the subsequent Merger set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and the prospective benefits of the proposed transaction, and other statements that are not historical facts. The forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These statements may contain words such as “may,” “will,” “would,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “seek,” “should,” “strategy,” “future,” “opportunity,” “potential” or other similar words and expressions indicating future results. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the Offer; uncertainties as to how many of RAPT Therapeutics’ stockholders will tender their stock in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that the proposed transaction does not close; negative effects of the announcement of the proposed transaction on the market price of RAPT Therapeutics’ common stock or RAPT Therapeutics’ operating results; unexpected significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; potential adverse reactions or changes to business relationships resulting from the proposed acquisition, the effect of the announcement, pendency or consummation of the acquisition on the ability of RAPT Therapeutics to retain and hire key personnel or maintain key vendor, supplier or partner relationships, risks arising from data protection and cross-border data transfer laws and regulations in jurisdictions where the parties operate, including the People’s Republic of China; and the potential effect of the transaction on RAPT Therapeutics’ clinical and preclinical pipeline. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on RAPT Therapeutics’ consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the parties’ public filings with the SEC, including those described from time to time under the caption “Risk Factors” and elsewhere in RAPT Therapeutics’ filings and reports with the SEC, including RAPT Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, or in GSK’s Annual Report on Form 20-F for 2024 filed with the SEC by GSK, as well as the Tender Offer Statement on Schedule TO and related tender offer documents to be filed by Ultimate Parent, Parent and Purchaser, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by RAPT Therapeutics. Any forward-looking statements are made based on the current beliefs and judgments of RAPT Therapeutics’ and GSK’s management, and the reader is cautioned not to rely on any such forward-looking statements. Except as required by law, RAPT Therapeutics and GSK do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Important Information about the Tender Offer and Where to Find It

The Offer for the outstanding shares of common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Ultimate Parent, Parent and Purchaser will file with the SEC upon commencement of the Offer. The solicitation and offer to buy outstanding shares of the Company’s common stock will only be made pursuant to the tender offer materials that Ultimate Parent, Parent and Purchaser will file with the SEC. At the time the Offer is commenced, Ultimate Parent, Parent and Purchaser will file a tender offer statement on Schedule TO and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE OFFER.

The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them at the Company’s website at www.investors.rapt.com and (once they become available) will be mailed to stockholders of the Company free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference in, this filing. The tender offer materials (including the offer to purchase and the related the letter of transmittal) as well as the solicitation/recommendation statement, will also be available for free at the SEC’s website at www.sec.gov.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company and Ultimate Parent file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov or on the Company’s investor relations website at https://investors.rapt.com/investor-relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Date: January 20, 2026	By:	/s/ Rodney Young
Rodney Young
Chief Financial Officer